Exhibit 99.1

HyperFeed and Exegy Announce Merger

St. Louis, MO / Chicago, IL – June 20, 2006 – HyperFeed Technologies, Inc.(OTCBB: HYPR.OB), based in Chicago, IL, and Exegy Incorporated, headquartered in St. Louis, MO, announced today that their respective boards of directors have approved a definitive agreement for a merger of equals. The combination will create an innovative technology company focused on producing unrivaled performance. The new company will be called Exegy Incorporated.

Under the terms of the merger agreement, each Exegy common share will be converted into HyperFeed shares of common stock and each Exegy option will be converted into HyperFeed options, resulting in the stockholders of both HyperFeed and Exegy each owning 50% of the merged company on a fully diluted basis. The closing of the merger transaction, which is subject to customary conditions including the financing by both companies of $5 million each prior to closing, is expected to occur at the end of July, 2006.

A highly experienced management team will lead the new company. James V. O’Donnell, CEO of Exegy, will become chairman of the new company. Paul Pluschkell, CEO of HyperFeed, will become CEO of the merged company.

“By combining our businesses, we are able to provide our customers with tools to make quicker business decisions,” says O’Donnell. “This will give our customers a critical competitive advantage.”

“This is a powerful combination for our current and future customers,” says Pluschkell. “They can continue to benefit from our functionality but now, operating through Exegy’s new compute platform, they can leverage that functionality at speeds never before possible.”

Combination of Technologies

HyperFeed and Exegy will combine both experience and innovation. With more than 25 years in the financial market space, HyperFeed’s experience enables firms to gain direct access to a wide range of market data, data distribution and benchmarking tools.

Exegy offers technological innovation with a reconfigurable hardware platform that processes feed data at the hardware level taking the burden off the software and central processor. The merged company enables a combination of technologies that accelerate both analysis and data throughout.

About HyperFeed

HyperFeed brings to Exegy the delivery of its Exchange Grade Technology™ from the data source to the desktop through its High Performance Center, a global, highly-distributed, fully-managed financial content distribution utility that is open to direct exchange feeds, consolidated feeds and third party market data providers — all delivered with ultra-low latency. HyperFeed’s products and services are designed to be open — open to all sources of data, open to customers who require technical access to customize code and applications, and open to the financial community to share and create new standards for trading technology. This inherent flexibility helps to reduce overall cost, and gives trading professionals, exchanges, and market data providers the power to create and deploy fast, flexible, and smart utilities to power their businesses and reach their customers.

About Exegy

Exegy offers technological innovation through a revolutionary new compute platform that processes data through reconfigurable hardware. Exegy appliances search, transform, filter and analyze massive data stores and high-volume real-time data feeds at speeds not seen before. Exegy delivers solutions that allow customers to do more, faster.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties. Stockholders are subject to the risks and uncertainties described in HyperFeed’s filings with the U.S. Securities and Exchange Commission, including HyperFeed’s Annual Report on Form 10-K for the year ended December 31, 2005. In addition, stockholders and others are directed to www.sec.gov for a complete list of filed documents, including the Schedule 14C and Schedule 13E-3 each filed on June 14, 2006 with respect to HyperFeed’s reverse stock split.

HyperFeed Contacts:

Christopher Fine
Marketing Communications Manager
Exegy, Inc.
Phone: 314-450-5324
Mobile: 314-322-4816
Fax: 314-450-5354
E-mail: cfine@exegy.com

Tom Wojciechowski
HyperFeed Technology, Inc.
1.312.913.2800
twojciechowski@HyperFeed.com

Thor Harris
201.206.0903
thor@artinarts.com